UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 2, 2006

                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                 0-20859                75-2287752
 (State or other jurisdiction      (Commission            (IRS Employer
       of incorporation)           File Number)         Identification No.)


                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
          (Address of principal executive offices, including zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01    Amendment of Material Definitive Agreement.

     On October 2, 2006, the Compensation Committee of the Board of Directors of Geron Corporation (the "Company") approved an amendment and restatement to the Company's severance plan (the "Severance Plan") effective October 2, 2006.

     All of the Company's employees are eligible to participate in the Severance Plan. The amendment redefines certain employment positions (the "Covered Positions") and the severance payment amount for such Covered Positions. Eligible participants under the plan who are terminated for any reason other than "cause" (as defined in the Severance Plan) and have signed a mutually acceptable separation agreement shall hereafter be entitled to (i) a lump sum payment equal to the participant's then-current base salary for the Severance Period (as defined in the Severance Plan); and (ii) payment of premiums required for the continuation of health, dental and vision insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") through the earlier of the end of the applicable Severance Period or when other employment offering health care coverage is obtained.

     The amendment also provides for certain limitations with respect to the timing of payments under the Severance Plan to ensure compliance with the requirements of Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004, and the proposed regulations issued by the Treasury Department under Section 409A.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GERON CORPORATION


Date: October 5, 2006                      By: /s/ David L. Greenwood
                                               ---------------------------------
                                               David L. Greenwood
                                               Executive Vice President and
                                               Chief Financial Officer